UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2008

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2008, Marchex, Inc. (the “Company”) entered into a credit agreement providing for a senior secured $30 million revolving credit facility with U.S. Bank National Association, as administrative agent and issuing lender and the several banks and financial institutions time to time parties thereto (the “Credit Agreement”). The credit facility matures and all outstanding borrowings are due on the third anniversary of the credit agreement. Amounts borrowed under the credit facility may be used for general business purposes, including to finance permitted acquisitions.

Interest on loans accrues at a rate which will be, at the Company’s option, either: (i) the applicable margin rate (depending on the Company’s leverage) plus the one-month LIBOR rate reset daily, or (b) the applicable margin rate plus the 1, 2, 3, or 6-month LIBOR rate. Voluntary prepayments are permitted at any time without premium or penalty except for the payment of lender’s interest differential in certain circumstances. A default interest rate applies on all obligations during an event of default under the credit facility, at a rate per annum of up to 2.0% above the otherwise applicable interest rate. The credit facility requires the Company to pay a commitment fee on the unused portion of the facility ranging from 0.25% to 0.35% depending on the Company’s leverage ratio, as of the end of the previous quarter.

The credit facility contains customary representations and warranties and places certain business operating restrictions on the Company relating to, among other things, indebtedness, liens, fundamental changes, dispositions of property, restricted payments and investments. In addition, the credit agreement provides for a maximum leverage ratio, a minimum fixed charge coverage ratio and a minimum liquidity amount. The credit facility contains events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, cross-defaults to certain other indebtedness, bankruptcy and insolvency defaults, material judgments, invalidity of the loan documents and events constituting a change of control. The Company’s obligations under the credit facility are guaranteed by the Company’s material domestic subsidiaries and are secured by substantially all of assets of the Company and such subsidiaries.

The above summary is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report or registration statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

*10.1	Credit Agreement, dated April 1, 2008, among Marchex, Inc., as Borrower, the several lenders from time to time parties thereto and U.S. Bank National Association, as Administrative Agent and Issuing Lender.

*	To be filed as an exhibit to the Company’s next applicable periodic report or registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2008	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

*10.1	Credit Agreement, dated April 1, 2008, among Marchex, Inc., as Borrower, the several lenders from time to time parties thereto and U.S. Bank National Association, as Administrative Agent and Issuing Lender.

*	To be filed as an exhibit to the Company’s next applicable periodic report or registration statement.